                                   EXHIBIT 2.2

                          Amendment to Merger Agreement
                               dated May 27, 2003
                 among the Company, CNL Rose Acquisition Corp.,
             RFS Hotel Investors, Inc., CNL Rose Acquisition OP, LP
                            and RFS Partnership, L.P.

                             AMENDMENT TO AGREEMENT

     AMENDMENT dated May 27, 2003, by and among CNL Hospitality Properties, Inc., a Maryland corporation ("Parent"), CNL Rose Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("REIT Merger Sub"), RFS Hotel Investors, Inc., a Tennessee corporation (the "Company"), CNL Rose Acquisition OP, LP, a Tennessee limited partnership and an indirect wholly-owned subsidiary of Parent ("Acquiror OP") and RFS Partnership, L.P., a Tennessee limited partnership ("Target OP").

                                   WITNESSETH:

     WHEREAS, the parties entered into an Agreement dated May 8, 2003 (the "Agreement") providing, among other things, that Parent and REIT Merger Sub shall consummate a business combination with the Company (the "REIT Merger") and simultaneously with the REIT Merger, Acquiror OP will be merged with and into Target OP (the "OP Merger," and collectively, with the REIT Merger, the "Mergers") on the terms and conditions set forth in the Agreement;

     WHEREAS, the parties desire to amend the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual premises recited above, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Capitalized terms used but not defined in this Amendment shall have the respective meanings set forth in the Agreement.

     2. Section 7.1(h) of the Agreement is hereby amended to read as follows:

     "(h) By Parent prior to the fifth day immediately preceding the date of the Company Shareholder Meeting, in its sole discretion and for any reason not set forth above, by payment to the Company of the fee set forth in paragraph (iv) of
Section 5.4(b)."

     3. Section 5.11(a) of the Agreement is hereby amended to read as follows:

     "(a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company or any of its subsidiaries (the "Indemnified Parties") as provided in their respective charters, by-laws (or other comparable organizational instruments and agreements) and those indemnification agreements of the Company set forth on
Schedule 3.1(p) of the Company Disclosure Schedule, shall survive the Mergers as obligations of Surviving Corporation and shall continue in full force and effect in accordance with their terms for a period of four years following the Effective Time and for so long as any claim against any such officer or director is brought within such four-year period, until a final, non-appealable judgment is rendered with respect thereto. Parent shall cause the Surviving Corporation to maintain shareholders' equity of not less than $300,000,000 during such period. In the event Parent fails to cause the Surviving Corporation to maintain shareholders' equity in such amount, such indemnification obligations to such officers and directors shall become and be direct obligations of Parent."

     4. Section 6.2 of the Agreement is amended to delete subsection (f) of
Section 6.2.

     5. The Agreement is hereby amended to add to the Company Disclosure Schedule a Schedule 3.1(p), which schedule is set forth as Schedule 3.1(p) hereto.

     6. Except as specifically set forth herein, all other terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

                                 CNL HOSPITALITY PROPERTIES, INC.

                                 By:     /s/ THOMAS J. HUTCHISON, III
                                         -------------------------------
                                 Name:   Thomas J. Hutchison, III
                                 Title:  Chief Executive Officer


                                 CNL ROSE ACQUISITION CORP.

                                 By:     /s/ THOMAS J. HUTCHISON, III
                                         -----------------------------
                                 Name:   Thomas J. Hutchison, III
                                 Title:  Chief Executive Officer


                                 CNL ROSE ACQUISITION OP, LP

                                 By:     CNL Rose GP Corp, general partner

                                 By:     /s/ THOMAS J. HUTCHISON, III
                                         -----------------------------
                                 Name:   Thomas J. Hutchison, III
                                 Title:  Chief Executive Officer


                                 RFS HOTEL INVESTORS, INC.

                                 By:     /s/ ROBERT SOLMSON
                                         -------------------------
                                 Name:   Robert Solmson
                                 Title:  Chairman and Chief Executive
                                         Officer

                                 RFS PARTNERSHIP, L.P.

                                 By:     RFS Hotel Investors, Inc., general
                                         partner

                                 By:     /s/ ROBERT SOLMSON
                                         ---------------------
                                 Name:   Robert Solmson
                                 Title:  Chairman and Chief Executive
                                         Officer

                                       2